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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Amkor Technology, Inc. (the "Company") Annual Report on Form 10-K and we hereby consent to the incorporation of our reports dated March 4, 1998 included in this Form 10-K into the Company's previously filed Registration Statement No. 333-62891 on Form S-8 filed on September 4, 1998. It should be noted that we have not audited any financial statements of Anam Engineering & Construction Co., Ltd. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report except with respect to Anam Engineering & Construction Co., Ltd.'s ability to continue as a going concern, as to which the date is October 29, 1998.


                                                    Chong Un & Company

Seoul, Korea
March 25, 1999